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                                                                      Exhibit 10

                                 FLAVORED SYRUPS
                                MASTER AGREEMENT

         THIS MASTER AGREEMENT (the "Agreement") is made this 1st day of September, 1999, by and between STARBUCKS CORPORATION, a Washington corporation, d/b/a Starbucks Coffee Company ("Buyer"), and Stearns & Lehman, Incorporated, an Ohio corporation ("Seller").

         A. Seller wishes to be designated by Buyer as a supplier of the products described in EXHIBIT A (each a "Product", collectively the "Goods").

         B. Buyer is willing to designate Seller as a manufacturer and/or supplier of the Goods, subject to compliance by Seller with the terms and conditions of this Agreement and the Contract, as it may be amended from time to time throughout its term. This Agreement and its exhibits shall be collectively referred to herein as the "Agreement." The "Contract" includes the Agreement and any other documents referenced herein, including General Provisions and all Orders.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

         1. GOODS. From time to time, upon Buyer request, Seller shall manufacture and/or supply Goods for and to Buyer. Each Product and the specifications for such Product shall be described in EXHIBIT A, which is part of this Agreement. A Product shall not be substituted, modified, or otherwise changed from these specifications without first obtaining Buyer's written approval of such change.

         2. TERM. This Agreement shall be in effect commencing September 1, 1999 with an initial term of two (2) calendar years ("Initial Term"). This Agreement shall terminate at the end of the Initial Term if written notice to terminate is given by either party at least ninety (90) days prior to the last day of the Initial Term. Otherwise, following the Initial Term, this Agreement shall automatically renew and continue for additional one (1) year term(s) ("Renewal Term(s)") unless canceled by either party with at least ninety (90) days written notice. This Agreement may also be terminated earlier pursuant to the provisions of the Contract. Notwithstanding anything contained herein, the volume of Goods ordered and the number of orders placed during the Initial or Renewal Terms shall be determined solely by Orders placed pursuant to Article 3.

         3. ORDER AND DELIVERY. Purchase orders ("Orders") shall be placed in writing by Buyer (or its authorized distributor), sent by U.S. Mail, facsimile or personally delivered to Seller at the address set forth below (the "Order"). See General Provisions for additional delivery requirements. All Orders shall be shipped F.O.B. Destination. Prices established for delivery to Buyer's York, PA and Sparks, NV warehouses are for full truckloads only, and Buyer shall pay additional freight cost for orders requiring delivery of less-than-truckload quantities to these locations. Orders of less-than-truckload-quantities shall be delivered to Buyer's Kent, WA warehouse with no additional freight cost.

         4. PRICE, INVOICE AND PAYMENT. Prices for Products are described in EXHIBIT A and shall be valid for the Contract Term. Buyer and Seller agree that following the Initial Term, changes in the cost of commodities used in the Goods may justify increases or decreases in prices. Any party requesting a price revision shall provide notification to the other party and include substantial rationale for the requested revision. Following such notification, the parties will enter good faith negotiations for price revisions, with no guaranty that revised prices will result.


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                                 FLAVORED SYRUPS
                                MASTER AGREEMENT

         See the Standard Terms and Conditions for basic invoice requirements. Invoices will be sent to the following address:

                          Starbucks Coffee Company
                          Mail Stop S-AC3
                          P.O. Box 94187
                          Seattle, WA  98124-6487

         Payment Terms are Net 30 days.

         5. NO IMPLIED REPRESENTATIONS. Buyer makes no representations, warranties, or guarantees, express or implied, regarding the duration of this Agreement beyond the Initial Term, or any Renewal Term. Buyer reserves the right to terminate this Agreement as provided herein without liability to Seller for any damages, including but not limited to consequential damages, or lost profits or other speculative damages. Buyer shall not be liable for any expenses, capital or otherwise, incurred by Seller to perform its obligations herein.

         6. SPECIAL PROVISIONS. The most recent version of "Starbucks Coffee Company Standard Terms and Conditions" ("General Provisions") is incorporated as part of the Contract. Special Provision Articles below are additive to the General Provisions and may revise the General Provisions, but any revisions to the Buyer's physical form are rejected. In the event of a conflict between the terms of this Agreement and the General Provisions, this Agreement will prevail. If no special provisions are included, the General Provisions shall apply.

         6.1      WIDESCALE DEFECTS/RECALL

         A. Whenever Seller becomes aware that any ingredient or component of a Product covered by this Contract is or may become harmful to persons or property, or that the Product is defective in any manner which is or may become harmful to persons or property, or that a Product is mis-labeled, Seller shall immediately give notice thereof to Buyer and Seller shall provide all relevant information with respect thereto.

         B. In the event it is deemed necessary by either Buyer or Seller to recall any quantity of the Goods, from any store of Buyer or from any Customer, either as a result of failure of the Goods to satisfy the specifications, comply with any warranties, or for any other reason bearing on quality and/or safety of the Goods, Seller agrees to take such steps as Buyer deems necessary to protect the interests of the public and Buyer and to comply diligently with all product recall procedures established by the Food & Drug Administration. Seller shall maintain a written recall procedure on file at its company offices.

         C. Seller shall lot code each production run of Goods with a formalized tracking system. The lot code shall identify the date and production run. Seller agrees to bear all cost and expenses incurred by it and/or Buyer (including consequential damages) in complying with such recall procedures, unless (and only to the extent) such recall is the result of the gross negligence of the Buyer. In the event Seller fails or refuses to comply with the recall of the Goods upon request by Buyer, Buyer shall be authorized to take such action as it deems necessary to recall the Goods from any and all stores of Buyer or from its customers, and Seller shall reimburse Buyer for its costs and expenses incurred in such recall procedure. Any such action taken by Buyer shall not relieve Seller of its obligations or liability hereunder.

         6.2 WARRANTIES AND REPRESENTATIONS. Seller represents and warrants, which warranties and representations will survive the term of this Contract:

         A. that the Goods, including food articles, food ingredients, food packaging, and food labeling

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                               FLAVORED SYRUPS
                               MASTER AGREEMENT
relating to or comprising the Goods or any part thereof delivered, sold or transferred to Buyer hereunder shall be in full compliance with all applicable federal statutes, rules and regulations, including, without limitation, with the Federal Food, Drug and Cosmetic Act ("FDCA"), the rules and regulations promulgated from time to time by the USDA, the Fair Packaging and Labeling Act (FP&L Act), the Nutritional Labeling & Education Act (NLEA), the Canadian Food and Drugs Act, the Canadian Consumer Packaging and Labeling Act, the Meat Inspection Act, the Poultry Products Inspection Act, the Wholesome Meat Act, the Food Additives Amendment of 1958, the Color Additives Amendment of 1960, the Tea Importation Act, the Filled Milk Act, the Butter Act, the Federal Trade Commission Act, and the Organic Foods Production Act of 1990, all current and future amendments thereto, and all regulations and rules implemented thereunder now and in the future;

         B. that the Goods shall be manufactured, stored and delivered in accordance with appropriate "Good Manufacturing Practices" or similar practices that may be promulgated under the aforementioned acts, amendments, regulations, and rules, as applicable, and in accordance with all state laws and local health and sanitary ordinances or regulations, including but not limited to any expiration date ordinances;

         C. that the Goods shall not be adulterated or misbranded within the meaning of the aforementioned acts, amendments, regulations, rules, and all state laws and local municipal rules and ordinances, as applicable;

         D. that the Goods shall not be food products which may not, under the aforementioned acts, amendments, regulations, rules, and all state laws and local municipal rules and ordinances, be introduced into interstate commerce except as provided therein;

         E. that the Goods will be in compliance with all accepted models and samples and all written affirmations of fact, promises, descriptions or specifications made or furnished by Seller and accepted by Buyer hereunder;

         F. that Seller has the facilities and capacity to supply the Goods to Buyer in accordance with the specifications of EXHIBIT A; that Seller shall use Hazard Analysis of Critical Control Point and Statistical Process Control techniques in its performance of this Contract; that Seller's facilities will comply with the inspection and testing procedures established and carried out by the American Institute of Baking, Silliker Laboratories and/or the United States Department of Agriculture; and that Seller shall conform to the Food Safety and Quality Assurance Standards set forth in EXHIBIT B.

         6.3 INGREDIENT AND NUTRITIONAL INFORMATION.

         A. Seller shall provide an ingredient list for each Product which meets the requirements, as may be applicable, of the United States Code of Federal Regulations, Sections 10 1. 4 and 10 1.22, and Regulation B.01.010 of the Canadian Food and Drugs Act. Seller shall not change the formulation, the design or the production process of a Product in any way without prior written approval from Buyer. In the event of such approved changes, Seller shall provide Buyer with a revised statement of ingredients for the Product. Seller shall bear all costs and expenses associated with such change unless initiated by Buyer direction.

         B. Seller shall comply with all applicable nutritional labeling requirements, including, but not limited to, the Code of Federal Regulations,
Section 10 1.9(a) through (c) or Regulation B.0 I of the Canadian Food and Drugs Act, and shall pay all costs associated therewith. In the event that the Seller changes the formulation of a Product in any way, it shall provide Buyer with revised nutritional information for that Product. Seller shall provide documentary evidence establishing the source from which Seller obtained such nutritional information for the purpose of demonstrating, to Buyer's reasonable satisfaction, that the nutritional information supplied was generated by a credible source. If nutritional labeling is not required by applicable statute, regulation or law, Seller nevertheless agrees to furnish all information reasonably required by Buyer for the purpose of providing nutritional information to its customers. Notwithstanding anything contained herein to the

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                               FLAVORED SYRUPS
                               MASTER AGREEMENT

contrary, Seller agrees to provide nutritional information for any Goods containing nutritional or dietary representations or those labeled or designated (by way of example and not limitation) "healthy", "high fiber", "low cholesterol", "low fat", "whole grain" or "nonfat".

         6.4 PRODUCT RECALL INSURANCE. In addition to insurance required by the General Provisions, Seller agrees to maintain product recall insurance in a minimum amount of $2,000,000.00 per occurrence and with a deductible of not more than $10,000.00 during the entire term of the Contract. All required policies of liability insurance shall cover Seller's employees, agents, and independent contractors and shall include Buyer as an additional insured, and in addition shall contain cross liability and severability clauses protecting Buyer with respect to claims by Seller or other persons as if Buyer were separately insured.

         6.5 EXCLUSIVITY. If a Product is designated as an "Exclusive Product" in the Contract, Seller agrees that unless expressly agreed to in writing by
Buyer: (1) The Product will be manufactured for and supplied exclusively to Buyer, and (2) The Seller will not manufacture, supply, distribute or sell the Product under Seller's own label to third parties, or under any private label for or to any other party. If the Product is designated as having "Defining Characteristics" in the Contract, Seller agrees that it will not manufacture any product with such Defining Characteristics for any third party, unless expressly agreed to in writing by Buyer.

         6.6 RIGHTS TO WORK - EXCLUSIVE PRODUCTS. Seller agrees that any work performed by Seller for Buyer with respect to any Exclusive Product has been specifically ordered and directed by Buyer. Seller hereby agrees to provide Buyer with all work in connection with an Exclusive Product, including without limitation, steps, processes, ingredient certification, nutritional analysis, specifications, list of ingredients by weight and percentage, ingredient composition, and flavoring specifications including specific brand names (the "Work"). The Work shall be considered works-made-for-hire and all patents, copyrights, trademarks and other proprietary rights in or related to the Work shall be owned exclusively by Buyer. To the extent the Work is deemed to be other than works-made-for-hire, Seller hereby irrevocably grants, assigns and conveys to Buyer all right, title and interest in and to the Work and all works and other proprietary data and all other materials conceived, developed or formulated by Seller or its agents, during and in connection with the performance of goods and services under this Contract including without limitation all patents, trademarks, copyrights and trade secrets in the Work and all rights to secure registrations, renewals and extensions of the same; and all rights to make use, practice, import, export and otherwise fully exploit the Work and any and all modifications and improvements that Seller or Buyer may hereafter make or develop.

         6.7 TRADEMARKS AND DESIGNS. The Products may bear the Starbucks and/or Fontana name, logo and/or other proprietary marks ("Trademarks") and proprietary designs ("Designs"). Seller acknowledges that rights to the Trademarks in the United States are owned by Starbucks U.S. Brands Corporation under license to Starbucks and rights to the Trademarks outside the United States are owned by Starbucks. Seller will use the Trademarks and Designs only in the manner and form approved by Starbucks, only with approved Products meeting Starbucks specifications and only on Products manufactured for Starbucks at Starbucks' direction. Seller acknowledges that the Trademarks and Designs remain the property of their respective owner and that Seller's use of the Trademarks and Designs does not create any separate rights. Seller agrees not to contest the ownership of the Trademarks or Designs, not to otherwise use or attempt to register the Trademarks or Designs in any country and to refrain from any action adversely affecting Starbucks' trademark, copyright or other rights. Subject to the terms of this Agreement, Starbucks grants to Seller the limited right to use the Trademarks and Designs on and in connection with Products that are made for Starbucks, pursuant to this Agreement and purchase orders placed from time to time. All Trademarks and Designs shall be accurately reproduced in their approved forms in accordance with Starbucks guidelines and graphic standards, with such trademark and copyright notice markings as may be prescribed by Starbucks. Seller shall promptly implement at its expense any change required by Seller's failure to properly mark the Products. Seller will cooperate with Starbucks to facilitate Starbucks control over the use of the Trademarks. Starbucks will not use Seller's trademarks in Starbucks' advertising or promotions except with Seller's prior written approval.

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                               FLAVORED SYRUPS
                               MASTER AGREEMENT

         6.8 REVISIONS TO STARBUCKS STANDARD TERMS AND CONDITIONS. The following revisions are hereby incorporated:

                  A. Paragraph 7.B. "Lots/Expiration": Delete entirely.

                  B. Paragraph 17.B. "Termination-Convenience": Add "Buyer shall provide 90 days written notice to Seller of such termination. To the extent that such termination is solely for the purpose of obtaining more favorable pricing, Seller will be given a fair opportunity to re-quote pricing for Buyer's consideration, if such quote has not previously been requested in conjunction with the decision to Terminate."

                  C. Paragraph 21.A. "Publicity": Seller may release information regarding the Contract if required by Law, such as Securities and Exchange Commission filings.

                  D. Supplier Handbook (ref. Paragraphs 15 and 6): Buyer has not released the Supplier Handbook at the time of this execution, and will forward it to the Seller when available. Seller's current operations are considered to be in compliance with the Supplier Handbook.

         7. NOTIFICATIONS. In accordance with the NOTIFICATIONS clause in the General Provisions, notifications will be forwarded to the following addresses:

         To Seller at:                   Stearns & Lehman, Incorporated
                                         30 Paragon Parkway, PO Box 1748
                                         Mansfield, Ohio, 44903
                                         Fax: (419) 522-1152

         To Buyer at:                    Starbucks Corporation
                                         Purchasing Department S-PH1
                                         P.O. Box 34067
                                         Seattle, WA 98124-1067
                                         Fax: (206) 382-4658

         with copies by mail to:         Starbucks Corporation
                                         Law and Corporate Affairs Department
                                         P.O. Box 34067
                                         Seattle, WA 98124-1067

        or by delivery to:               2401 Utah Ave. S.
                                         Seattle, WA 98134

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER:                                   SELLER:

STARBUCKS CORPORATION                    STEARNS & LEHMAN, INCORPORATED
a Washington corporation                 an Ohio corporation

/s/ Buck Hendrix                         /s/ John A. Chuprinko
-------------------------------          ---------------------------------------
By:      Buck Hendrix                    By:      John A. Chuprinko
Title:   Vice President                  Title:   Chief Financial Officer

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